                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                                 JUST TOYS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid: $______________

       (2) Form, Schedule or Registration Statement No.: _________________

       (3) Filing Party: _________________

       (4) Date Filed: __________________

                                 JUST TOYS, INC.
                              20 Livingstone Avenue
                           Dobbs Ferry, New York 10522

                             -----------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             -----------------------



To the Stockholders of
    JUST TOYS, INC.

         Please take notice that the 1998 Annual Meeting of Stockholders of Just Toys, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, September 1, 1998 at 10:30 a.m. at the Company's offices located at 20 Livingstone Avenue, Dobbs Ferry, New York for the following purposes:

         1.       to elect a board of seven directors;

         2. to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to implement a one-for-two reverse stock split;

         3. to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year; and

         4. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on July 15, 1998 as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting.

         YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                            By Order of the Board of Directors

                                            SEYMOUR ROSENTHAL
                                            Secretary

Dobbs Ferry, New York
August 3, 1998

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                                 JUST TOYS, INC.

                               ------------------
                                 PROXY STATEMENT
                               ------------------

              The proxy accompanying this proxy statement is solicited by the Board of Directors of Just Toys, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders to be held on Tuesday, September 1, 1998 at 10:30 a.m. at the Company's offices at 20 Livingstone Avenue, Dobbs Ferry, New York, and at any adjournment or adjournments thereof.

              All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, the shares represented by the proxies will be voted in accordance with the recommendations of the Board of Directors as indicated in this proxy statement and in the discretion of the proxy holders on any other matters that may properly come before the meeting. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

              The approximate date of mailing of this proxy statement and the accompanying proxy to stockholders is August 3, 1998. The Company's principal executive offices are located at 20 Livingstone Avenue, Dobbs Ferry, New York 10522.


                         VOTING SECURITIES--RECORD DATE

              Only holders of the Company's common stock, par value $.01 per share (the "Common Stock"), of record at the close of business on July 15, 1998 (the "Record Date") will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. On that date, 4,407,104 shares of Common Stock were issued and outstanding.

              Each share of Common Stock entitles the holder thereof to one vote with respect to each proposal properly brought before the meeting for consideration by stockholders. The holders of a majority of the outstanding shares of Common Stock entitled to vote must be present at the meeting in person or by proxy to constitute a quorum.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information at July 15, 1998, as to shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) the Company's directors, the Chief Executive Officer and the other four executive officers identified in the Summary Compensation Table below and (iii) the directors and executive officers of the Company as a group.


                Name and Address of                     Amount and Nature of                 Percent of
                  Beneficial Owner                    Beneficial Ownership (1)                 Class
                 ------------------                   ------------------------                ------
Roger Gimbel .......................................            421,230(2)                      9.5%
  350 Fifth Avenue
  New York, New York  10118
Morton J. Levy......................................            329,295(3)                      7.2%
  20 Livingstone Avenue
  Dobbs Ferry, New York  10522
G. Gimbel\M. Meyers Voting Trust ...................            299,683(4)                      6.8%
  c/o Shack & Siegel, P.C.
  530 Fifth Avenue
  New York, New York  10036
FMR Corp. ..........................................            253,900(5)                      5.8%
  82 Devonshire Street
  Boston, Massachusetts 02109
Barry Shapiro ......................................             63,866(6)                      1.4%
  20 Livingstone Avenue
  Dobbs Ferry, New York  10522
Donald D. Shack.....................................             26,000(7)                  Less than 1%
  530 Fifth Avenue
  New York, New York  10036
David Schwartz......................................             12,500(8)                  Less than 1%
  20 Livingstone Avenue
  Dobbs Ferry, New York 10522
Howard Kaufman......................................              6,900(9)                  Less than 1%
  Bishops Estate
  Lenox, Massachusetts 01290
Robert Pagano.......................................              6,000(10)                 Less than 1%
  20 Livingstone Avenue
  Dobbs Ferry, New York  10522

                                       -2-

                Name and Address of                     Amount and Nature of                 Percent of
                  Beneficial Owner                    Beneficial Ownership (1)                 Class
                 ------------------                   ------------------------                ------
Charmaine Jefferson ................................              6,000(10)                 Less than 1%
  2003 Victoria Avenue
  Los Angeles, California 90016
Irwin Naitove.......................................              6,000(10)                 Less than 1%
  RR1
  Box 630
  Mount Holly, Vermont  05758
Larry Scott.........................................              3,000(11)                 Less than 1%
  20 Livingstone Avenue
  Dobbs Ferry, New York  10522
All directors and executive officers as                         884,291(12)                    18.9%
  a group (twelve persons)..........................

---------------
(1) Except as otherwise indicated in the following footnotes, the persons listed in the table own of record the shares of Common Stock opposite their name and have sole voting and investment power with respect to such shares of Common Stock.

(2) Includes 25 shares of Common Stock owned by the Voting Trust listed in footnote 4 below and 12,000 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the"Plan").

(3) Includes 1,500 shares owned by Mr. Levy as custodian for his grandson under the Uniform Gifts to Minors Act and 80,900 shares issuable upon exercise of currently exercisable stock options granted under the Plan and 100,000 shares issuable upon exercise of a separate currently exercisable stock option.

(4) Based upon information set forth in Schedule 13D filed by Geoffrey Gimbel and Murray Meyers as Trustees under the Voting Trust dated as of October 7, 1997 by and between Geoffrey Gimbel, Roger Gimbel, Bradley Meyers, Gary Meyers, Lawrence Meyers, Murray Meyers and Susan Schulman (the "Voting Trust") with the Securities and Exchange Commission on or about February 11, 1998. Geoffrey Gimbel as Trustee has sole voting power over 199,789 shares and Murray Meyers as Trustee has sole voting power over 99,894 shares.

(5) Based upon information set forth in Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about February 14, 1998, Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 253,900 shares or 5.8% of the Common Stock of the Company as a result of acting as investment adviser to several investment companies. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has sole power to dispose of these 253,900 shares. The ownership of one investment company, Fidelity Advisor Strategic Opportunities Fund, amounted to 253,900 shares or 5.8% of the Common Stock outstanding at July 15, 1998.

(6) Includes 37,200 shares issuable upon exercise of currently exercisable stock options granted under the Plan.

(7) Includes 16,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.

(8) Includes 5,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.

(9) Includes 6,900 shares issuable upon exercise of currently exercisable stock options granted under the Plan.

(10) Includes 6,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.

(11) Includes 3,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.

(12) Includes 282,500 shares issuable upon exercise of currently exercisable stock options.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the 1998 Annual Meeting of Stockholders, seven directors, constituting the entire Board of Directors, are to be nominated for election, to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares of Common Stock represented by each duly executed and returned proxy will be voted FOR the election as directors of the persons named below.

         Each of the persons named below as a nominee for director is currently a director of the Company and their respective stock ownership is set forth above under "Security Ownership of Certain Beneficial Owners and Management."

         If any nominee is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and for the others named below.

         The Company's By-Laws provide that directors be elected by a plurality of the votes cast at the meeting by the holders of the outstanding shares of Common Stock entitled to notice of, and to vote in, the election.

         The Board of Directors recommends a vote FOR the election of each of the nominees.

Nominees for Election as Directors

         Name                  Age         Principal Occupation               Director Since
    ------------            -------     -------------------------            ----------------
Roger Gimbel.................  67    Vice Chairman of the Board of                1992
                                     Directors; Chairman of Worldwide
                                     Dreams LLC

Charmaine Jefferson.........   44    Director of the Company; Attorney;           1995
                                     President of Kelan Resources

Howard Kaufman..............   71    Director of the Company; private             1992
                                     investor

Morton J. Levy..............   76    Chairman of the Board of Directors           1992

Irwin Naitove...............   80    Director of the Company; private             1995
                                     investor

Donald D. Shack.............   69    Director of the Company; member of           1992
                                     the law firm of Shack & Siegel, P.C.

Barry Shapiro...............   56    Director, President and Chief                1995
                                     Executive Officer of the Company


         Roger Gimbel was appointed Vice Chairman of the Board of Directors, Chief Financial Officer and Vice President of the Company in August 1992. Mr. Gimbel resigned as Chief Financial Officer and Vice President of the Company in April 1995. Mr. Gimbel was one of the founders of the Company. Mr. Gimbel is the Chairman of Worldwide Dreams LLC, an importer and distributor of personal accessories, small leather goods and related items.

         Charmaine Jefferson was appointed a director of the Company in July 1995. Ms. Jefferson is an attorney and President of Kelan Resources, an arts and entertainment consulting firm operating since 1995. From April 1996 to November 1997, Ms. Jefferson served as Vice President - Business Affairs for de Passe Entertainment, Inc. and from November 1997 to June 1998 Ms. Jefferson served as the Business Affairs Consultant of such company. From August 1992 to June 1995, Ms. Jefferson was employed as the Executive Director of the Dance Theatre of Harlem, Inc. From 1988 through August 1992, Ms. Jefferson was Deputy and Acting Commissioner for the New York City Department of Cultural Affairs.

         Howard Kaufman was appointed a director of the Company in October 1992. Mr. Kaufman has been engaged in the toy business for approximately 34 years, having been a founder and principal officer of KayBee Stores, a division of the Melville Corporation. For more than the past five years, Mr. Kaufman has been a private investor. Mr. Kaufman is also a director of Berkshire Life Insurance Company.
                                       -5-

         Morton J. Levy was appointed the Company's Chairman on March 30, 1995 and also served as the Chief Executive Officer from such date until July 1, 1997. Mr. Levy is a director and officer of each of the Company's subsidiaries. He was appointed a director of the Company in October 1992 and became a consultant to the Company in 1994 until being hired as Chief Executive Officer in March 1995. Mr. Levy has been engaged in the toy business for over 35 years, having been a founder and principal officer of Gabriel Industries, Inc., a diversified toy manufacturer. For more than five years prior to his engagement as a consultant to the Company, Mr. Levy was a private investor.

         Irwin Naitove was appointed a director of the Company in May 1995. Mr. Naitove has been in corporate finance for the past 45 years. For more than the past five years, Mr. Naitove has been a private investor.

         Donald D. Shack was appointed a director of the Company in August 1992. Mr. Shack is an attorney and, since April 1993, has been a member of the law firm of Shack & Siegel, P.C., general counsel to the Company. From January 1990 through March 1993, Mr. Shack was a member of the law firm of Whitman & Ransom which served as general counsel to the Company during that period. Mr. Shack is also a director of the following publicly-held companies: Andover Togs, Inc., Ark Restaurants Corp. and International Citrus Corporation.

         Barry Shapiro became the Chief Executive Officer of the Company on July 1, 1997. Mr. Shapiro was appointed President and Chief Operating Officer of the Company on March 30, 1995. Mr. Shapiro is Chairman of the Company's Hong Kong subsidiaries and a director and officer of each of the Company's subsidiaries. He was appointed a director of the Company in April 1995. Mr. Shapiro has been engaged in the toy business for over 30 years. In November 1994, Mr. Shapiro was appointed Executive Vice President of the Company. From December 1993 until November 1994, he served as Managing Director for the Company's Hong Kong subsidiaries, Joyful World Enterprises, Ltd. and Just Toys Products, Ltd. From October 1991 to November 1993, he was the President of Packaging Specialists, a manufacturer and distributor of protective packaging. From January 1984 to June 1991, Mr. Shapiro was Executive Vice President and General Manager of Imagineering, Inc.

Information Concerning the Board of Directors

         During the Company's 1997 fiscal year, the Board of Directors held four meetings and took action three times by unanimous written consent. During the Company's past fiscal year, each member of the Board attended at least 75% of the meetings of the Board and Board Committees on which he or she served.

         The Compensation Committee, comprised of Messrs. Gimbel and Naitove and Ms. Jefferson, which makes determinations pertaining to the compensation of the Company's executive officers, held one meeting and took action by unanimous written consent one time during the past fiscal year. The Stock Option Committee, consisting of Howard Kaufman and Irwin Naitove, makes determinations pertaining to the grant of options both under the Company's 1992 Incentive and Non-Qualified Stock Option Plan and outside of the plan. During the Company's past fiscal year, the Stock Option Committee held one meeting and took action by unanimous written consent five times.

         The Board of Directors' Audit Committee, comprised of Messrs. Kaufman and Shack and Ms. Jefferson, reviews the performance of the Company's independent auditors, their fees and services and the scope of their audit. The selection of the independent auditors, however, is made by the Board as a whole. The Audit Committee held one meeting during the past fiscal year. The Board of Directors does not maintain a standing nominating committee, the customary functions of such committee being performed by the entire Board of Directors.

         The Board of Directors' Executive Committee comprised of Messrs. Levy, Shack and Shapiro is authorized to exercise the power and authority of the Board of Directors in the management of the business and affairs of the Company as permitted under Section 141 of the General Corporation Law of the State of Delaware. The Executive Committee took action by unanimous consent three times during the Company's last fiscal year.

         All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers serve at the pleasure of the Board of Directors.

         Directors who are not officers of the Company receive a $10,000 annual retainer, plus reimbursement of reasonable out-of-pocket expenses. Pursuant to the Company's 1992 Incentive and NonQualified Stock Option Plan, each director who is not an officer of the Company and who does not provide legal or consulting services to the Company is entitled to receive, on the commencement of service as a director and on each anniversary thereof on which such director remains a director of the Company, options to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. During 1997, the Company's Stock Option Committee granted an option to purchase 5,000 shares of Common Stock to Mr. Shack, a director of the Company who is a member of Shack & Siegel, P.C., counsel to the Company. Directors who are also officers of the Company do not receive any compensation for services rendered in their capacity as directors.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the names and ages as of July 15, 1998 of executive officers of the Company and all offices held by each person.

                  Name                      Age                            Title                           Officer Since
----------------------------------------    -------    ----------------------------------------------    ------------------
Morton J. Levy........................      76         Chairman of the Board of Directors                       1995
Barry Shapiro.........................      56         President, Chief Executive Officer and                   1995
                                                       Director of the Company
David Schwartz........................      38         Chief Financial Officer and Treasurer                    1996
Seymour Rosenthal.....................      67         Secretary                                                1996
Robert Pagano.........................      43         Vice President--Marketing and Product                    1996
                                                       Planning
Jerry Carroll.........................      49         Vice President--Domestic                                 1997
                                                       Manufacturing Operations
Larry Scott...........................      48         Vice President of Sales                                  1997

         See "Election of Directors" above for a description of Messrs. Levy's and Shapiro's occupations and prior engagements.

         David Schwartz was appointed Chief Financial Officer and Treasurer of the Company in November 1996. Mr. Schwartz is an officer of each of the Company's United States subsidiaries. From January 1996 through November 1996, Mr. Schwartz was self-employed as a consultant to a number of companies in the consumer products business. From May 1994 through December 1995, he was the Chief Financial Officer of Philips Industries, Inc., a distributor of women's hair and cosmetic accessories. From December 1990 through May 1994, Mr. Schwartz was the Controller of Ameriscribe Management Services, Inc., a provider of facilities management services.

         Seymour Rosenthal was appointed Secretary of the Company in November 1996. Mr. Rosenthal has been the Director of Internal Operations for the Company since September 1995. From 1993 through 1995, he was a consultant working with various financial institutions in the workout of bankrupt organizations. During 1992, Mr. Rosenthal was the Manager of Operations of Sunweave Linens, a manufacturer and distributor of linens.

         Robert Pagano was appointed Vice President-- Marketing and Product Planning of the Company in February 1996. From May 1994 through December 1995, Mr. Pagano was the Vice President for Research and Development at Toy Biz, Inc. Prior to that time, starting in November 1991 through May 1994, Mr. Pagano was Vice President--Marketing of the joint venture that was the predecessor of the Company and then of the Company.

         Jerry Carroll was appointed Vice President - Domestic Manufacturing Operations of the Company in September 1997. From 1994 through 1997, Mr. Carroll was the Vice President - Operations of Empire Industries, Inc., a manufacturer and distributor of toys. From 1991 through 1994, Mr. Carroll was Vice President-Operations of Marchon, Inc., a manufacturer and distributor of toys.

         Larry Scott was appointed Vice President of Sales of the Company in February 1997. From 1994 through 1996, Mr. Scott was the Vice President--Seasonal Product and Regional Sales Manager of Trendmasters, Inc., a manufacturer and distributor of toys. Prior to that time, starting in 1990, he was the Vice President of International Sales of Collegeville Imagineering, Inc.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth certain information concerning compensation paid or accrued in 1997 to the Chief Executive Officer of the Company and the four executive officers whose total salary and bonus in 1997 exceeded $100,000.




                           Summary Compensation Table

                                                                                    Long-Term
                                                                                   Compensation
                                                                                 ----------------
                                                     Annual Compensation
                                                -----------------------------       Options             All Other
    Name and Principal Position        Year     Salary ($)      Bonus ($)(1)       Awarded (#)       Compensation ($)
-----------------------------------   -------   -----------    --------------    ----------------  --------------------

Morton J. Levy(2)                      1997         113,365          -                50,000            50,000(3)
  Chairman of the Board                1996         229,327        9,300              50,000                -
                                       1995         166,833          -                85,000                -

Barry Shapiro(4)                       1997         237,197          -               100,000                -
  President and Chief                  1996         217,778        7,750              30,000                -
  Executive Officer                    1995         185,000          -                39,000                -

David Schwartz(5)(7)                   1997         130,000          -                10,000                -
  Chief Financial Officer and          1996          17,395          500              15,000                -
  Treasurer

Robert Pagano(5)                       1997         139,808          -                  -                        -
  Vice President - Marketing and       1996         142,850        2,000              20,000                -
  Product Planning

Larry Scott (6)(7)                     1997         138,384          -                15,000            34,039(8)
  Vice President - Sales
-------------------

(1)  Represents bonuses paid in 1997 relating to the 1996 fiscal year.

(2) Mr. Levy was appointed as Chairman and Chief Executive Officer of the Company in 1995. In July 1997, Mr. Shapiro was appointed Chief Executive Officer and Mr. Levy remained as Chairman of the Company.

(3) Represents consulting fees paid pursuant to Mr. Levy's agreement with the Company.

(4) Mr. Shapiro was appointed as an executive officer of the Company at the end of 1994.

(5) Mr. Schwartz and Mr. Pagano were appointed as executive officers of the Company in 1996.

(6)  Mr. Scott was appointed as an executive officer of the Company in 1997.

(7) Mr. Schwartz started with the Company in November 1996. Mr. Scott started with the Company in January 1997.

(8) Represents amounts paid to Mr. Scott for relocation expenses and related matters.

         The following table sets forth certain information with respect to options to purchase Common Stock granted in fiscal year 1997 under the Company's 1992 Incentive and Non-Qualified Stock Option Plan for the executive officers named in the Summary Compensation Table above.


                        Option Grants In Last Fiscal Year

                                                                                              Potential Realizable Value
                                                                                               at Assumed Annual Rates
                                                                                             of Stock Price Appreciation
                                                                                                         for
                               Individual Grants                                                    Option Term
-----------------------------------------------------------------------------------         ------------------------------
                                              Percent of Total
                                               Options Granted    Exercise
                                               to Employees in      Price      Expiration
         Name          Options Granted (#)          1997          ($/Share)       Date          5% ($)         10% ($)
        ------         -------------------          -----         ---------      ------        --------       --------

Morton J. Levy               50,000                  23.1%          1.375       06/29/07        43,237        109,570
Barry Shapiro               100,000                  46.2%          1.500       06/30/07          --           59,765
David Schwartz               10,000                   4.6%          1.281       06/02/07         8,058         20,421
Larry Scott                  15,000                   6.9%          1.500       01/06/07        14,150         35,859


         The following table details the value on December 31, 1997 of options to purchase Common Stock held by the executive officers named in the Summary Compensation Table above.

                          Fiscal Year End Option Values



                                        Number of Unexercised Options at             Value of Unexercised in-the-Money
                                               December 31, 1997                      Options at December 31, 1997 (1)
                                     -----------------------------------------    -----------------------------------------
   Name                              Exercisable (#)         Unexercisable (#)     Exercisable ($)         Unexercisable ($)
------------                         --------------          -----------------     --------------          -----------------
Morton J. Levy                             173,900                 27,100               ---                      ---
Barry Shapiro                               29,100                152,400               ---                      ---
David Schwartz                               3,000                 22,000               ---                      ---
Robert Pagano                                4,000                 16,000               ---                      ---
Larry Scott                                   ---                  15,000               ---                      ---

--------------
(1) Based on closing price of the Common Stock on the Nasdaq National Market on December 31, 1997 of $0.875 per share.

                       Executive Officer Option Repricings

                               10/1/92 to 12/31/97


                                             Number of                                                           Length of
                                            Securities                                                        Original Option
                                            Underlying      Market Price of                                    Term Remaining
                                              Options        Stock at Time       Exercise     New Exercise       at Date of
      Name                     Date          Repriced       of Repricing ($)    Price ($)       Price ($)        Repricing
----------------------        -----          --------       ----------------    ---------       ---------        ---------
Morton J. Levy               7/31/97              500*          1.375            14.25           1.50          5 yrs. 3 mos.
 Chairman of the             7/31/97              500*          1.375            12.50           1.50          6 yrs. 3 mos.
  Board
Barry Shapiro                7/31/97            1,500*          1.375            10.50           1.50          6 yrs. 5 mos.
 President and
  Chief Executive
  Officer
George Funk                  1/1/94            15,000**         10.50            19.25           10.50         9 yrs. 6 mos.
 Former Vice
  President-Sales

---------------

* On July 31, 1997, the Company's Stock Option and Compensation Committees approved a reduction in the exercise price and number of outstanding options under the Company's 1992 Incentive and Nonqualified Stock Option Plan having an exercise price greater than $10.50 per share. Upon the consent of the holder, the Company amended each such option to reflect an exercise price of $1.50 per share and to reduce the number of shares to 10% of the shares covered by the option. Accordingly, two 5,000 share options held by Mr. Levy were reduced to 500 shares and a 15,000 share option held by Mr. Shapiro was reduced to 1,500 shares. See "-Report on Executive Compensation."

** Mr. Funk resigned from the Company in June 1995 and the option was subsequently cancelled in accordance with its terms.

Compensation Arrangements

         The Compensation Committee of the Board of Directors (the "Compensation Committee") has established a company wide bonus pool that enables employees of the Company to participate in the profits the Company earns in 1997 and 1998. The pool consists of 20% of the first $1,000,000 of pre-tax earnings after preferred stock dividends and accretion, 15% of the next $1,000,000 of such pre-tax earnings and 10% of such pre-tax earnings over $2,000,000. No bonuses were earned for 1997. For 1998, Mr. Shapiro will receive 30% of the bonus pool and the balance of the bonus pool will be distributed to the Company's other officers and employees as determined by Mr. Shapiro after consultation with the Compensation Committee.

         In December 1996, Mr. Levy entered into an agreement with the Company which provided for Mr. Levy to relinquish the post of Chief Executive Officer of the Company on July 1, 1997, render consulting services to the Company thereafter and remain as Chairman of the Board. Until June 30, 1997, Mr. Levy received a base salary at the rate of $225,000 per annum. The Company paid Mr. Levy at the rate of $100,000 per annum during the period from July 1, 1997 through December 31, 1997, and will pay Mr. Levy $75,000 per annum during the period from January 1, 1998 through December 31, 1998, and $50,000 per annum during the period from January 1, 1999 through December 31, 1999. Such payments will be made to Mr. Levy's beneficiary in the event of his death. Through December 31, 1999, the Company will provide Mr. Levy with the use of an office, private telephone and secretarial services. In addition, on each of December 5, 1996 and June 30, 1997, the Company granted Mr. Levy a fully vested and exercisable ten year option to purchase up to 50,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the grant date ($1.50 on December of 1996; $1.375 on June 30, 1997). Neither of such options is governed by the Company's stock option plan. Both options will remain outstanding for their full term until exercised, whether or not Mr. Levy is still a Director or consultant to the Company.

         On July 1, 1997, Mr. Shapiro entered into an employment agreement with the Company in connection with his appointment as Chief Executive Officer. The agreement provides for Mr. Shapiro to be paid $250,000 per year and to participate in the company wide bonus pool. Mr. Shapiro was also granted an option to purchase 100,000 shares of Common Stock at an exercise price of $1.50 per share. The option is exercisable by Mr. Shapiro in installments of 25,000 shares when the price of the Common Stock reaches the following stock prices for a minimum of 30 trading consecutive trading days: $3.00; $4.00; $5.00; and $6.00. Within one year after a change in control (as defined in the agreement) of the Company, if Mr. Shapiro's employment with the Company is terminated without cause or if Mr. Shapiro voluntarily elects to terminate his employment with the Company, the Company will (i) pay Mr. Shapiro a lump sum amount equal to 12 months of his base salary in effect at the time of the change in control,
(ii) provide Mr. Shapiro with medical, insurance and other benefits for 12 months after termination and (iii) provide Mr. Shapiro use of an office and secretarial assistance for six months after termination. If Mr. Shapiro or the Company elect to terminate Mr. Shapiro's employment within one year following a change in control, at the Company's request, Mr. Shapiro will continue to be employed by the Company at his then current salary and benefits for up to six months. However, Mr. Shapiro is under no obligation to continue his employment if he has elected to terminate his employment because (i) his position as Chief Executive Officer or duties, performance requirements or working conditions with respect thereto have been changed, (ii) he ceases to serve as a member of the Board of Directors, (iii) his base salary in effect prior to the change in control is reduced or (iv) he is required to relocate.

Performance Measurement Comparison

         The following graph sets forth as of December 31, 1997, the cumulative total stockholder return on the Common Stock compared with the cumulative total return of a broad equity market index (Nasdaq Index) and a peer group common stock index. The Nasdaq Index is comprised of all companies which trade on the Nasdaq Stock Market and the peer group common stock index is comprised of those public companies whose business activities fall within the same Standard Industrial Classification Code as the Company. The total return assumes a $100 investment on January 1, 1993 and reinvestment of dividends in the Common Stock and in each index. Each index is weighted by outstanding shares.

                  Comparison of Cumulative Total Return of the
                         Common Stock, Peer Group Common
                          Stock Index and Nasdaq Index



                               FISCAL YEAR ENDING
-------------------------------------------------------------------------------
COMPANY               1992     1993        1994       1995      1996      1997

JUST TOYS INC.        100      45.45      13.64      10.45      9.55      6.36
INDUSTRY INDEX        100     116.06     107.78     142.95    171.61    220.71
BROAD MARKET          100     119.95     125.94     163.35    202.99    248.30

Report on Executive Compensation

         The Compensation Committee of the Board of Directors consists of Messrs. Gimbel and Naitove and Ms. Jefferson. The Compensation Committee determines the compensation of the Company's Chief Executive Officer and President and sets policies for and reviews with the Chief Executive Officer and President the compensation of the other executive officers identified in the Summary Compensation Table above and the Company's other principal executives. The Company's executive compensation packages are comprised primarily of base salaries, performance based bonus awards and stock options. It is the philosophy of the Compensation Committee that a substantial portion of a senior executive officer's compensation be directly related to the performance of the Company. Individual compensation is reviewed on the basis of various considerations, including Company performance, individual performance, position tenure, and internal comparability.

         In March 1995, the Company employed Mr. Levy as Chairman of the Board and Chief Executive Officer for a base annual salary of $225,000. Mr. Levy's salary was the result of negotiations between Mr. Levy and the other members of the Board of Directors at the time of his retention. The Board sought to compensate Mr. Levy fairly to reflect his extensive experience in the toy industry and the substantial difficulties facing the Company at the time of his retention. Prior to becoming an officer of the Company, Mr. Levy had received options to purchase 25,000 shares of Common Stock in connection with his service as a director and consultant to the Company. In keeping with the Company's philosophy that a substantial portion of an executive's compensation be performance based, from his appointment as Chief Executive Officer through November 1996, Mr. Levy received options to purchase an additional 85,000 shares of

Common Stock having exercise prices equal to or higher than the fair market value of the Common Stock on the date of grant of such options.

         In November 1996, the Company entered into an agreement with Mr. Levy which provided for an orderly transition to his successor and for Mr. Levy to be available to the Company in the future for advice and assistance. On July 1, 1997, Mr. Levy relinquished the post of Chief Executive Officer of the Company and remains as Chairman of the Board. Since July 1, 1997, Mr. Levy has rendered consulting services to the Company. The Company paid Mr. Levy at the rate of $100,000 per annum from July 1, 1997 through December 31, 1997 for such consulting services. In recognition of Mr. Levy's contributions to the Company, Mr. Levy was granted a fully vested stock option for 50,000 shares of Common Stock in December 1996 and an additional fully vested stock option for 50,000 shares of Common Stock in June 1997 having exercise prices of $ 1.50 and $ 1.375, respectively, the fair market value of the Common Stock on the dates of grant. Such options were authorized by the stockholders at the 1997 Annual Meeting of Stockholders. See "-- Compensation Arrangements."

         On July 1, 1997, Mr. Shapiro, who has served as President and Chief Operating Officer since March 1995, was appointed Chief Executive Officer. Mr. Shapiro entered into an employment agreement with the Company which provides for him to be paid $250,000 per year and to participate in the Company's bonus pool as described in the following paragraph. Mr. Shapiro was also granted an option to purchase 100,000 shares of Common Stock at an exercise price of $1.50 per share. The option is exercisable by Mr. Shapiro in installments of 25,000 shares when the price of the Common Stock reaches the following stock prices for a minimum of 30 consecutive trading days: $3.00; $4.00; $5.00; and $6.00. See "-Compensation Arrangements." From his appointment as President and Chief Operating Officer in March 1995 through June 1997, Mr. Shapiro received options to purchase 59,000 shares of Common Stock having exercise prices equal to or higher than the fair market value of the Common Stock on the date of grant of such options.

         During 1997, the compensation of the other executive officers identified in the Summary Compensation Table and the Company's other principal executives consisted of a combination of base salary, participation in the Company's bonus pool and stock options. The Compensation Committee has established a Company wide bonus pool that enables management employees to participate in the Company's profits. The pool consists of 20% of the first $1,000,000 of pre-tax earnings after preferred stock dividends and accretion, 15% of the next $1,000,000 of such pre-tax earnings and 10% of all such pre-tax earnings over $2,000,000. No bonuses were earned for 1997. For 1998, Mr. Shapiro will receive 30% of the bonus pool and the balance of the bonus pool will be distributed to the Company's other officers and employees as determined by Mr. Shapiro after consultation with the Compensation Committee.

         The Company's stock option program is designed to further align the interests of the executives with those of the stockholders at large. Generally, options are granted with exercise prices equal to or above market on the grant date and vest in 20% increments over a period of five years. The option granted to Mr. Shapiro on July 1, 1998 described above has an exercise price above market on such date and vests in 25% increments when the price of the Common Stock reaches $3.00, $4.00, $5.00 and $6.00, respectively, for 30 consecutive trading days. The stock option program is intended to incentivise creation of stockholder value since the full benefit of the option cannot be realized unless price appreciation occurs and the executive is rewarded only to the extent that stockholders at large have benefitted. The Company does not issue options to executives on any fixed basis preferring to maintain a flexible program.

         In June 1997, the Board of Directors authorized, and on August 12,1997, the Compensation Committee approved, the repricing and reduction of shares subject to certain options granted under the Company's 1992 Incentive and Non-qualified Stock Option Plan. Upon consent of the holder, options having an exercise price of $10.50 per share or more were amended to (i) provide for an exercise price of $1.50 per share and (ii) reduce the number of shares to 10% of the shares covered by the option. The vesting and term of such options did not change. The Board and the Compensation Committee took such action because of their belief that the exercise price of such options were so far in excess of the market price of the Common Stock that the options no longer constituted an incentive to performance. The closing price of the Common Stock on the Nasdaq National Market on August 12, 1997 was $1.375 per share. See the Executive Officer Option Repricing table on page 11 of this Proxy Statement for information with respect to repriced options of the executive officers identified in the Summary Compensation table above.

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers unless such compensation is paid pursuant to performance standards prescribed under Section 162(m). Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure grants under future stock option plans in a manner that complies with this requirement. The Company does not anticipate that the compensation package for the Chief Executive Officer or any of the four most highly compensated executive officers, will exceed $1,000,000 as contemplated by Section 162(m) within the next year. The Company has not found it necessary to address the issue of Section 162(m) in respect of compensation paid in excess of $1,000,000.

Respectfully submitted,

ROGER GIMBEL
CHARMAINE JEFFERSON
IRWIN NAITOVE


Compensation Committee Interlocks and Insider Participation

         None

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Shack, a director of the Company, is a member of the law firm of Shack & Siegel, P.C., which is general counsel to the Company.


               PROPOSAL 2: APPROVAL OF 1 FOR 2 REVERSE STOCK SPLIT

         The Company's Board of Directors has adopted a resolution to effect a 1 for 2 reverse stock split of its Common Stock ("Reverse Split"). If the Reverse Split is approved by the stockholders, on the effective date of the Reverse Split (the "Effective Date"), the number of shares of Common Stock held by each stockholder will be deemed automatically, without further action on the part of the stockholders, to
                                      -15-
represent one-half of the number of shares of Common Stock owned immediately prior to the Reverse Split adjusted, as described below, for any fractional shares. Provisions for the Reverse Split are contained in an Amendment to the Company's Certificate of Incorporation (the "Amendment") which is attached as Exhibit A to this Proxy Statement.

Reasons for the Reverse Split

         Since October 1992, the Common Stock has been listed and traded on the Nasdaq National Market. Effective February 23, 1998, the Nasdaq National Market adopted changes to its continued listing standards including a $5,000,000 market value of public float with which the Company is unable to comply. The Board of Directors believes that transferring the listing of the Common Stock to the Nasdaq SmallCap Market is the Company's next best alternative. Such a listing requires that the Common Stock maintain a $1.00 per share minimum bid price and the Company has submitted a plan to the Nasdaq Stock Market ("Nasdaq") providing for the taking of action designed to achieve compliance with the $1.00 per share minimum bid price requirement. The action to be taken includes the Reverse Split which the Board of Directors believes may have the effect of increasing the market price per share of the Common Stock allowing the Common Stock to be included on the Nasdaq SmallCap Market. The Common Stock currently meets all of the Nasdaq SmallCap Market's other continued listing standards.

         The Board of Directors has determined that listing of the Common Stock on the Nasdaq SmallCap Market would be in the best interest of the stockholders. If the Common Stock were removed from Nasdaq, trading would be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq inclusion requirements, or in the "pink sheets." Market interest in the Common Stock most likely would decrease significantly because investors would find it more difficult to obtain accurate price quotations of the Common Stock. In addition, if the Common Stock is removed from Nasdaq, it would be subject to certain rules that impose additional broker-dealer sales practice requirements. Consequently, removal of the Common Stock from Nasdaq could affect the ability or willingness of broker-dealers to sell the Common Stock and the ability of stockholders to sell their Common Stock in the market.

         There can be no assurance that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split or that a post-Reverse Split market price of at least $1.00 per share can be achieved or maintained. Also, the $1.00 minimum bid price is only one of a number of new Nasdaq listing standards and, even if the Company achieves a minimum bid price of $1.00 or more, there can be no assurance that the Company will be able to maintain the other requirements for continued inclusion on the Nasdaq SmallCap Market. Additionally, it is possible that the liquidity of the Common Stock after the Reverse Split may be adversely affected by the reduced number of shares outstanding. In addition, the Reverse Split might leave some stockholders with one or more "odd lots" of Common Stock (stock in amounts of less than 100 shares), which may be more difficult to sell or require greater commission per share to sell than shares in round lots of 100.

Principal Effects of the Reverse Split

         The number of shares of capital stock authorized by the Company's Certificate of Incorporation will not be changed by the Amendment. The Certificate of Incorporation authorizes the Company to issue up to 15,000,000 shares of common stock, par value $.01 per share and 2,000,000 shares of preferred stock, par value $1.00 per share. As of date of this proxy statement, the Company had issued and outstanding 4,407,104 shares of Common Stock and 412,917 shares of preferred stock (the "Preferred Stock") consisting of 120,000 shares of Series A Convertible Redeemable Preferred Stock and 292,917 shares of Series B Convertible Redeemable Preferred Stock. The Certificates of Designations, Preferences and Rights related to these series of preferred stock each provide that the number of shares of Common Stock issuable upon conversion of the preferred stock shall be proportionately adjusted in the event of a stock split such as the Reverse Split. Additionally, the Company's outstanding warrants and options for the future issuance of Common Stock provide for proportionate adjustment of the number of shares issuable and exercise price in the event of a stock split such as the Reverse Split. The number of shares of Common Stock reserved for issuance under the Company's 1992 Incentive and Non-qualified Stock Option Plan which are not subject to outstanding options will not be affected by the Reverse Split. If, and to the extent that the Company issues additional shares of Common Stock subsequent to the Effective Date, each stockholder's percentage ownership in the Company and proportionate voting power will be reduced. Except for changes resulting from the Reverse Split as described herein, the rights and privileges of holders of shares of Common Stock would remain unchanged, and implementation of the Reverse Split would not result in any change of the relative equity interest in the Company, the voting power or the rights and privileges of the holders of Common Stock.

         If the Reverse Split is implemented, then the decrease in number of shares of Common Stock outstanding and reserved for issuance pursuant to the exercise of outstanding options and warrants and the conversion of the Preferred Stock will result in an increase in the number of shares of Common Stock available for issuance by the Board of Directors for raising additional capital, stock options and warrants, acquisitions, stock splits, stock dividends or other corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted. Like the presently authorized but unissued shares of Common Stock, the additional shares of Common Stock which would become available for issuance upon the implementation of the Reverse Split would be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or rules of Nasdaq or any other stock exchange or stock market on which the Common Stock may be listed in the future. Holders of Common Stock have no preemptive rights to subscribe to or for any additional shares of the Company. Except in certain cases such as stock dividends, the issuance of additional shares of Common Stock would have the effect of diluting the voting power of existing stockholders. The Company has no present arrangements, commitments, understandings or agreements with respect to the sale or issuance of any additional shares of Common Stock, except in connection with outstanding options and warrants and the Preferred Stock.

         The Company's management is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed Reverse Split is not intended to be an anti-takeover device.

Fractional Shares

         If the Reverse Split is implemented, no fractional shares of post-split Common Stock will be issued. All fractional shares will be increased to the next highest whole share.

Exchange of Certificates

         If the Reverse Split is approved by the stockholders and implemented by the Board of Directors, then as soon as practicable after the Effective Date stockholders will exchange their certificates representing shares of pre-split Common Stock ("Pre-Split Certificates") for certificates representing the number of shares of post-split Common Stock into which the shares of pre-split Common Stock have been converted as a result of the Reverse Split. After the Effective Date, each stockholder will receive a letter of transmittal from the Company's transfer agent, containing the necessary materials and instructions. From and after the Effective Date, each Pre-Split Certificate will, until surrendered in exchange as described above, be deemed for all corporate purposes after the Effective Date to evidence ownership of one-half the number of shares of Common Stock identified thereon. DO NOT SEND STOCK CERTIFICATES TO THE COMPANY OR TO THE TRANSFER AGENT AT THIS TIME. NOTIFICATION OF THE DETAILED PROCEDURES FOR EFFECTING THE EXCHANGE IF THE REVERSE SPLIT IS APPROVED AND IMPLEMENTED WILL BE PROVIDED AT A LATER DATE.

Certain Federal Income Tax Consequences

         The following is a summary of the federal income tax consequences of the Reverse Split. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular stockholder. The summary also does not discuss any consequence of the Reverse Split under any state, local, foreign, gift or estate tax laws. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Split. EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH STOCKHOLDER. The Company believes that:

     1. A stockholder will not recognize gain or loss as a result of the Reverse Split.

     2. A stockholder's holding period for shares of post-Reverse Split Common Stock will be the same as the holding period of the pre-Reverse Split Common Stock.

     3.   The Reverse Split will not be a taxable transaction to the Company.

Miscellaneous

         The Board of Directors may abandon the proposed Amendment at any time before it is filed with the Delaware Secretary of State. The Board of Directors may make any and all changes to the Amendment that it deems necessary to file the Amendment with the Delaware Secretary of State and give effect to the Reverse Split on the terms described in this Proxy Statement.

         Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to the Reverse Split.

         The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act.

Financial Information

         The Company's Annual Report for the fiscal year ended December 31, 1997 includes the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are incorporated by reference in this Proxy Statement. A copy of the Annual Report accompanies this Proxy Statement.

Required Vote

         The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to adopt and approve the Reverse Split.

         The following resolution will be submitted to the stockholders for approval at the 1998 Annual Meeting of Stockholders:

                  RESOLVED, that the amendment to the Company's Certificate of Incorporation set forth in Exhibit A to the Company's proxy statement, dated August 3, 1998, be, and it hereby is, approved and adopted.

The Board of Directors recommends a vote FOR Proposal 2.


        PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

         It is proposed that the stockholders ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998. The Company expects a representative of Ernst & Young LLP to be present at the annual meeting who will respond to appropriate questions submitted by stockholders and will make such statements as he or she may desire.

         Approval by the stockholders of the appointment of independent auditors is not required, but the Company's Board of Directors deems it desirable to submit this matter to the stockholders. If a majority of the votes cast at the meeting should not ratify the selection of Ernst &Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors. Even if the selection is ratified, the Company's Board of Directors reserves the right to appoint, and at its discretion, may direct the appointment of, any other independent certified public accounting firm at any time if the Company's Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

         The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and written representations that no Form 5 is required to be filed, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997.

                                VOTING PROCEDURES

         Pursuant to Securities and Exchange Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and boxes are provided on the proxy card for stockholders to mark if they wish to abstain on Proposal 2 and Proposal 3. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. Abstentions in connection with Proposal 2 will have the effect of a negative vote. Abstentions in connection with Proposal 3 are not counted in determining the votes cast with respect to such proposal and will have no effect on the vote.

         Under the rules of the National Association of Securities Dealers, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are not entitled to vote upon Proposal 2 and are entitled to vote upon the election of directors and Proposal
3. Under the General Corporation Law of the State of Delaware, a broker non-vote will have no effect on the outcome of the election of directors or upon Proposal 3.

                                  OTHER MATTERS

Manner and Expenses of Solicitation

         The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute, and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

Discretionary Authority to Vote Proxy

         As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

Annual Report

         The Annual Report of the Company for 1997, including financial statements, accompanies this proxy statement.

Submission of Stockholder Proposals

         Stockholder proposals in respect of matters to be acted at the Company's 1999 Annual Meeting of Stockholders should be received by the Company on or before April 6, 1999 in order that they may be considered for inclusion in the Company's proxy materials.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON JULY 15, 1998 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFORE MAILED TO THE COMPANY'S OFFICES, 20 LIVINGSTONE AVENUE, DOBBS FERRY, NEW YORK 10522, ATTENTION: INVESTOR RELATIONS. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.



                                          By Order of the Board of Directors

                                          SEYMOUR ROSENTHAL
                                          Secretary


Dated:  August 3, 1998

                                                                       EXHIBIT A


             Amendment to the Company's Certificate of Incorporation
                      Providing for the 1 for 2 Stock Split


         If Proposal 2 is approved, Article FOURTH of the Certificate shall be amended by the addition of the following:

                  Effective as of 5:00 p.m., New York time, on the date the Certificate of Amendment to this Certificate of Incorporation amending the Article FOURTH is filed with the Secretary of State of Delaware (the "Effective Date"), each two issued and outstanding shares of common stock, par value $.01 per share, of this Corporation ("Pre-Split Common Stock") shall be automatically, without further action by the holders of the Pre-Split Common Stock, converted into one share of common stock, par value $.01 per share, of this Corporation ("Post-Split Common Stock") to give effect to a one-for-two reverse stock split (the "Reverse Split"). From and after the Effective Date, each certificate representing shares of Pre-Split Common Stock shall be deemed to represent for all purposes the number of shares of Post- Split Common Stock into which the shares of Pre-Split Common Stock were converted pursuant to the Reverse Split, with fractional shares rounded to the next highest whole share.

                                 JUST TOYS, INC.

                    Proxy Solicited by the Board of Directors
                     for the Annual Meeting of Stockholders

                                September 1, 1998

         THE UNDERSIGNED, revoking all previous proxies, hereby appoints BARRY SHAPIRO and DONALD D. SHACK, or either of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of JUST TOYS, INC. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 1, 1998 at 10:30 a.m. local time at the Company's offices located at 20 Livingstone Avenue, Dobbs Ferry, New York, and all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the Proxy Statement dated August 3, 1998.


(1)   Election of a board of seven directors.
                                                            WITHHOLD AUTHORITY
    Nominee                           VOTE FOR                  TO VOTE FOR
    ---------------------------------------------------------------------------
    Roger Gimbel                         [ ]                         [ ]
    Charmaine Jefferson                  [ ]                         [ ]
    Howard Kaufman                       [ ]                         [ ]
    Morton J. Levy                       [ ]                         [ ]
    Irwin Naitove                        [ ]                         [ ]
    Donald D. Shack                      [ ]                         [ ]
    Barry Shapiro                        [ ]                         [ ]


                               (See reverse side)

(2) Approval of the following resolution:

              RESOLVED, that the amendment to the Company's Certificate of Incorporation set forth in Exhibit A to the Company's proxy statement, dated August 3, 1998, be and it hereby is, approved and adopted.

                 FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

(3) Ratification of the appointment of Ernst & Young LLP as independent auditors for the 1998 fiscal year.

                 FOR  [ ]           AGAINST  [ ]                ABSTAIN  [ ]

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2 and 3.


                                 Dated: __________________________________, 1998



                                  ----------------------------------------------
                                                   (Signature)


                                  ----------------------------------------------
                                                    (Signature)


                                  NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc., please add your full title to your signature.



NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR
      THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                 JUST TOYS, INC.
                              20 Livingstone Avenue
                           Dobbs Ferry, New York 10522



An Urgent Request To Our Stockholders:

         As the Company has previously disclosed in its public filings, the Company's common stock does not meet Nasdaq requirements for continued listing on the Nasdaq National Market. Nasdaq has agreed to permit the Company's common stock to be listed on the Nasdaq SmallCap Market on two conditions:

         1. By September 2, 1998 the Company must effect a one-for-two reverse stock split sufficient for the common stock to meet or exceed a closing bid price of $1.00 per share; and
         2. The stock must meet or exceed a closing bid price of $1.00 per share for a minimum of ten consecutive trading days.

         The required reverse split is scheduled for approval by stockholders at the Company's Annual Meeting on September 1, 1998. The affirmative vote of a majority of the outstanding common stock is required. Therefore, your vote is essential in order to preserve our Nasdaq listing.

         A Notice of Meeting, Proxy Statement and Proxy for the Annual Meeting are enclosed. It is urgent that you sign and return your proxy as soon as possible.

                                           Very truly yours,

                                           Barry Shapiro
                                           President and Chief Executive Officer